CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 28, 2025, and each included in this Post-Effective Amendment No. 166 to the Registration Statement (Form N-1A, File No. 333-191495) of Capitol Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 26, 2024, with respect to the financial statements and financial highlights of FullerThaler Behavioral Small-Cap Equity Fund, FullerThaler Behavioral Small-Cap Growth Fund, FullerThaler Behavioral Mid-Cap Value Fund, FullerThaler Behavioral Unconstrained Equity Fund, FullerThaler Behavioral Small-Mid Core Equity Fund, FullerThaler Behavioral Micro-Cap Equity Fund and FullerThaler Behavioral Mid-Cap Equity Fund (seven of the funds constituting Capitol Series Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

Cincinnati, Ohio

January 28, 2025